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                                                                    EXHIBIT 11.1

          STATEMENT REGARDING COMPUTATION OF PRO FORMA PER SHARE DATA

Historical shares outstanding at January 1, 1996............  1,369,025
Issuance of 600,000 shares to acquire Sonoma and Key West on
  December 9, 1996(1).......................................    600,000
Issuance of 330,975 shares to relieve Jamestown obligations
  on December 9, 1996(2)....................................     20,226
Issuance of 3,000,000 shares to the public(3)...............  3,000,000
                                                              ---------
                                                              4,989,251
                                                              =========

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(1) Assumed to be outstanding since January 1, 1996.

(2) To reflect 330,975 shares outstanding for the period from December 9, 1996 through December 31, 1996.

(3) To reflect the sale of 3,000,000 shares of common stock assumed to be outstanding since January 1, 1996.

Note -- there are no common stock equivalents or dilutive securities.